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                                                                    EXHIBIT 11.1

                ENLIGHTEN SOFTWARE SOLUTIONS, INC. AND SUBSIDIARY

                 STATEMENT RE: COMPUTATION OF NET LOSS PER SHARE

                                   (UNAUDITED)

                                                                   Three months ended           Nine months ended
                                                                      September 30,                September 30,
                                                               --------------------------    --------------------------
                                                                  1996           1995           1996           1995
                                                               -----------    -----------    -----------    -----------
Net loss                                                       $  (164,832)   $  (158,518)   $  (657,125)   $  (301,736)
                                                               ===========    ===========    ===========    ===========
        Shares used in per share calculation:
        Weighted average number of common shares outstanding     2,894,273      2,818,571      2,875,060      2,816,226

Net loss per share (1)                                         $     (0.06)   $     (0.06)   $     (0.23)   $     (0.11)
                                                               ===========    ===========    ===========    ===========

(1)  Primary and Fully Diluted


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